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Euronet Worldwide, Inc.

Stephanie Taylor

+1-913-327-4200

Euronet Worldwide Reports Second Quarter 2025 Financial Results - Highlighted by 13% Operating Income Growth

•         Digital growth strategy accelerated with the announced acquisition of leading credit card issuing platform

•         Ren signs agreement with top tier United States bank

•         Money Transfer expands digital remittance through Google partnership

•         Money Transfer enters Japanese market with acquisition of Kyodai Remittance

•         Operating margin expansion of 112 basis points

LEAWOOD, KANSAS, USA July 30, 2025 - Euronet (“Euronet” or the “Company”) (NASDAQ: EEFT), a global leader in payments processing and cross-border transactions, announced today second quarter 2025 financial results.

Euronet reports the following consolidated results for the second quarter 2025 compared with the same period of 2024:

•	Revenues of $1,074.3 million, a 9% increase from $986.2 million (6% increase on a constant currency[1] basis).

•	Operating income of $158.6 million, an 18% increase from $134.3 million (13% increase on a constant currency basis).

•	Adjusted EBITDA[2] of $206.2 million, a 16% increase from $178.2 million (11% increase on a constant currency basis).

•	Net income attributable to Euronet of $97.6 million, or $2.27 diluted earnings per share, compared with $83.1 million, or $1.73 diluted earnings per share.

•	Adjusted earnings per share[3] of $2.56, a 14% increase from $2.25.

See the reconciliation of non-GAAP items in the attached financial schedules.

“I’m very pleased with the business’ constant currency operating profit growth of 13% and the margin expansion of 112 basis points—on its own, this is exciting.  But, I’m more excited about our accomplishments to further our digital strategy through the acquisition of a leading credit card issuing platform – CoreCard - and the signing of a Ren agreement with one of the top three banks in the United States.

The acquisition of CoreCard fits nicely with our Ren platform. As described in a separate press release, this is not just a credit issuing platform, it’s a platform serving leading brands in the US, processing at scale, tried and tested. This premier product gives us yet more opportunity to go after the $10 billion issuing market where the market growth rates are much stronger outside the United States, which aligns strongly with our global business where more than 75% of our revenues are from outside the United States.  Moreover, another exciting aspect of the issuing business is its margin opportunity, nearing 50 percent.  It’s these kinds of initiatives that have contributed to our 20-year double digit growth rate and will continue to drive future growth – focused on digital payments.  This acquisition is directly in line with our strategy to shift a stronger mix of our business toward the digital economy.

Not only did we advance our digital agenda with the credit issuing platform, we just signed an agreement with one of the top three banks in the United States for the deployment of our Ren ATM operating and switching product.  While we have had many successes with Ren outside the US, this is not just the first agreement in the US we’ve signed, but it is with super impressive top-tiered bank – a real testament to the value proposition of Ren”, said Michael J. Brown, Euronet's Chairman and Chief Executive Officer.

Segment and Other Results

The EFT Processing Segment reports the following results for the second quarter 2025 compared with the same period or date in 2024:

•	Revenues of $338.5 million, an 11% increase from $305.4 million (6% increase on a constant currency basis).
•	Operating income of $84.6million, a 6% increase from $79.9 million (1% increase on a constant currency basis).

•	Adjusted EBITDA of $110.6 million, a 5% increase from $105.0 million (no change on a constant currency basis).
•	Total of 57,326 installed ATMs as of June 30, 2025, a 5% increase from 54,736. We operated 56,760 active ATMs as of June 30, 2025, a 5% increase from 54,005 as of June 30, 2024.

..

Constant currency revenue, operating income, and adjusted EBITDA growth in the second quarter 2025 was driven by market expansion, growth across most existing markets and the addition of access fees and an increase in interchange fees in certain markets.

The epay Segment reports the following results for the Q2 2025 compared with the same period or date in 2024:

•	Revenues of $280.1 million, a 7% increase from $260.9 million (5% increase on a constant currency basis).

•	Operating income of $31.1 million, a 19% increase from $26.2 million (17% increase on a constant currency basis).

•	Adjusted EBITDA of $32.8 million, a 17% increase from $28.0 million (15% increase on a constant currency basis).

•	Transactions of 1,107 million, consistent with prior year.

•	POS terminals of approximately 721,000 as of June 30, 2025, a 3% increase from 703,000.

•	Retailer locations of approximately 354,000 as of June 30, 2025, a 4% increase from 340,000.

Constant currency revenue growth was driven by continued payments and digital media growth. Operating income and adjusted EBITDA grew faster than revenue, driven by a shift in product mix and effective operating expense management. Transaction growth from payments and digital media was offset by a decrease in low margin mobile transactions in India.

The Money Transfer Segment reports the following results for the Q2 2025 compared with the same period or date in 2024:

•	Revenues of $457.9 million, a 9% increase from $421.8 million (6% increase on a constant currency basis).

•	Operating income of $65.6 million, a 39% increase from $47.3 million (33% increase on a constant currency basis).
•	Operating margin expansion of 296 basis points

•	Adjusted EBITDA of $71.6 million, a 33% increase from $54.0 million (28% increase on a constant currency basis).

•	Total transactions of 46.1 million, a 4% increase from 44.3 million.
•	Total digital transactions of 5.8 million, a 29% increase from 4.5 million.

•	Network locations of approximately 631,000 as of June 30, 2025, an 8% increase from approximately 586,000.

Constant currency revenue growth was primarily driven by growth in cross-border transactions, partially offset by a decrease in intra-US transactions. Direct-to-consumer digital transactions grew by 29%, reflecting continued consumer demand for digital products. Operating income and adjusted EBITDA growth outpaced revenue growth due to gross margin expansion and leverage of scale. Additionally, the Money Transfer segment continued to expand both its market footprint through the acquisition of a 60% interest in Kyodai Remittance as well as its industry leading global payments network to now reach 4.1 billion bank accounts, 3.2 billion wallet accounts and 631,000 payment locations.

Corporate and Other reports $22.7 million of expense for the second quarter 2025 compared with $19.1 million for the second quarter 2024. The increase in corporate expenses is largely from the increase in long-term share-based compensation.

Balance Sheet and Financial Position

Unrestricted cash and cash equivalents on hand was $1,329.3 million as of June 30, 2025, compared to $1,393.6 million as of March 31, 2025. Total indebtedness was $2,438.1 million as of June 30, 2025, compared to $2,202.5 million as of March 31, 2025. Availability under the Company's revolving credit facilities was approximately $884.2 million as of June 30, 2025.

The change in net cash is the result of cash generated from operations, working capital fluctuations and share repurchases of $2.3 million shares for $247 million during the second quarter.

Outlook

Taking into consideration recent trends in the business and the global economy, the Company anticipates its 2025 adjusted EPS will grow 12% to 16% year-over-year, consistent with its 10- and 20-year compounded annualized growth rates. This outlook does not include any changes that may develop in foreign exchange rates, interest rates or other unforeseen factors.

Non-GAAP Measures

In addition to the results presented in accordance with U.S. GAAP, the Company presents non-GAAP financial measures, such as constant currency financial measures, operating income, adjusted EBITDA, and adjusted earnings per share. These measures should be used in addition to, and not a substitute for, revenues, operating income, net income and earnings per share computed in accordance with U.S. GAAP. We believe that these non-GAAP measures provide useful information to investors regarding the Company's performance and overall results of operations. These non-GAAP measures are also an integral part of the Company's internal reporting and performance assessment for executives and senior management. The non-GAAP measures used by the Company may not be comparable to similarly titled non-GAAP measures used by other companies. The attached schedules provide a full reconciliation of these non-GAAP financial measures to their most directly comparable U.S. GAAP financial measure.

The Company does not provide a reconciliation of its forward-looking non-GAAP measures to GAAP due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for GAAP and the related GAAP and non-GAAP reconciliation, including adjustments that would be necessary for foreign currency exchange rate fluctuations and other charges reflected in the Company's reconciliation of historic numbers, the amount of which, based on historical experience, could be significant.

(1) Constant currency financial measures are computed as if foreign currency exchange rates did not change from the prior period. This information is provided to illustrate the impact of changes in foreign currency exchange rates on the Company's results when compared to the prior period.

(2) Adjusted EBITDA is defined as net income excluding, to the extent incurred in the period, interest expense, income tax expense, depreciation, amortization, share-based compensation and other non-cash purchase accounting adjustment, non-operating or non-recurring items that are considered expenses or income under U.S. GAAP. Adjusted EBITDA represents a performance measure and is not intended to represent a liquidity measure.

(3) Adjusted earnings per share is defined as diluted U.S. GAAP earnings per share excluding, to the extent incurred in the period, the tax-effected impacts of: a) foreign currency exchange gains or losses, b) share-based compensation, c) acquired intangible asset amortization, d) non-cash income tax expense, e) non-cash investment gain f) other non-operating or non-recurring items and g) dilutive shares relate to the Company's convertible bonds. Adjusted earnings per share represent a performance measure and is not intended to represent a liquidity measure.

Conference Call and Slide Presentation

Euronet Worldwide will host an analyst conference call on July 31, 2025, at 9:00 a.m. Eastern Time to discuss these results. The call may also include discussion of Company developments on the Company's operations, forward-looking information, and other material information about business and financial matters. The conference call and accompanying slide show presentation will be accessible via webcast by following the link posted on http://ir.euronetworldwide.com.  Participants wanting to access the conference call by telephone should dial (800)715-9871 (USA) or (646)307-1963 (international).

A webcast replay will be available beginning approximately one hour after the event at http://ir.euronet worldwide.com and will remain available for one year.

About Euronet Worldwide, Inc.

A global leader in payments processing and cross-border transactions, Euronet moves money in all the ways consumers and businesses depend upon. This includes money transfers, credit/debit processing, ATMs, point-of-sale services, branded payments, currency exchange and more. With products and services in more than 200 countries and territories provided through its own brand and branded business segments, Euronet and its financial technologies and networks make participation in the global economy easier, faster and more secure for everyone. Visit the company's website at www.euronetworldwide.com.

Starting in Central Europe in 1994, Euronet now supports an extensive global real-time digital and cash payments network that includes 57,326 installed ATMs, approximately 1.2 million EFT point-of-sale terminals and a growing portfolio of outsourced debit and credit card services which are under management in 69 countries; card software solutions; a prepaid processing network of approximately 721,000 point-of-sale terminals at approximately 354,000 retailer locations in 64 countries; and a global money transfer network of approximately 631,000 locations serving 200 countries and territories with digital connections to 4.1 billion bank accounts, 3.2 billion digital wallet accounts and 4.0 billion Visa debit cards through Visa Direct payments. Euronet serves clients from its corporate headquarters in Leawood, Kansas, USA, and 67 worldwide offices. For more information, please visit the company's website at www.euronetworldwide.com.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains “forward-looking statements” within the United States Private Securities Litigation Reform Act of 1995. You can identify these statements and other forward-looking statements in this document by words such as “may,” “will,” “should,” “can,” “could,” “anticipate,” “estimate,” “expect,” “predict,” “project,” “future,” “potential,” “intend,” “plan,” “assume,” “believe,” “forecast,” “look,” “build,” “focus,” “create,” “work,” “continue,” “target,” “poised,” “advance,” “drive,” “aim,” “forecast,” “approach,” “seek,” “schedule,” “position,” “pursue,” “progress,” “budget,” “outlook,” “trend,” “guidance,” “commit,” “on track,” “objective,” “goal,” “strategy,” “opportunity,” “ambitions,” “aspire” and similar expressions, and variations or negative of such terms or other variations thereof. Words and terms of similar substance used in connection with any discussion of future plans, actions, or events identify forward-looking statements.

Forward-looking statements by their nature address matters that are, to different degrees, uncertain, such statements regarding the transactions contemplated by the Agreement and Plan of Merger (the “Merger Agreement’), dated as of July 30, 2025, by and among CoreCard, Euronet and Genesis Merger Sub Inc. (the “Transaction”), including the expected timing of the closing of the Transaction; future financial and operating results; benefits and synergies of the Transaction; future opportunities for the combined company; the conversion of equity interests contemplated by the Merger Agreement; the issuance of common stock of Euronet contemplated by the Merger Agreement; the expected filing by Euronet with the SEC of the Registration Statement and the proxy statement/prospectus; the ability of the parties to complete the proposed Transaction considering the various closing conditions and any other statements about future expectations that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All such forward-looking statements are based upon current plans, estimates, expectations and ambitions that are subject to risks, uncertainties and assumptions, many of which are beyond the control of Euronet and CoreCard, that could cause actual results to differ materially from those expressed in such forward-looking statements. Key factors that could cause actual results to differ materially include, but are not limited to, the expected timing and likelihood of completion of the Transaction, including the timing, receipt and terms and conditions of any required governmental and regulatory approvals of the Transaction; the occurrence of any event, change or other circumstances that could give rise to the termination of the definitive agreement; the possibility that CoreCard’s shareholders may not approve the Transaction; the risk that the parties may not be able to satisfy the conditions to the Transaction in a timely manner or at all; risks related to disruption of management time from ongoing business operations due to the Transaction; the risk that any announcements relating to the Transaction could have adverse effects on the market price of Euronet’s common stock; the risk that the Transaction and its announcement could have an adverse effect on the parties’ business relationships and business generally, including the ability of CoreCard or Euronet to retain customers and retain and hire key personnel and maintain relationships with their suppliers and customers, and on their operating results and businesses generally; the risk of unforeseen or unknown liabilities; customer, shareholder, regulatory and other stakeholder approvals and support; the risk of potential litigation relating to the Transaction that could be instituted against CoreCard or its directors and/or officers; the risk associated with third party contracts containing material consent, anti-assignment, transfer or other provisions that may be related to the Transaction which are not waived or otherwise satisfactorily resolved; the risk of rating agency actions and Euronet’s ability to access short- and long-term debt markets on a timely and affordable basis; the risk of various events that could disrupt operations, including: conditions in world financial markets and general economic conditions; inflation; the war in Ukraine and the related economic sanctions; and military conflicts in the Middle East.

These risks, as well as other risks related to the proposed Transaction, will be described in the Registration Statement that will be filed with the SEC in connection with the proposed Transaction. While the list of factors presented here and the list of factors to be presented in the Registration Statement are considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Additional factors that may affect future results are contained in each company’s filings with the SEC, including each company’s most recent Annual Report on Form 10-K, as it may be updated from time to time by quarterly reports on Form 10-Q and current reports on Form 8-K, all of which are available at the SEC’s website http://www.sec.gov. Euronet regularly posts important information to the investor relations section of its website. Any forward-looking statements made in this release speak only as of the date of this release. Except as may be required by law, neither Euronet nor CoreCard intends to update these forward-looking statements and undertakes no duty to any person to provide any such update under any circumstances.

Important Information for Investors and Stockholders

In connection with the proposed transaction, Euronet plans to file with the SEC a registration statement on Form S-4 (the “Registration Statement”), which will include a proxy statement of CoreCard that also constitutes a prospectus of Euronet, and any other documents in connection with the transaction. After the Registration Statement has been declared effective by the SEC, the definitive proxy statement/prospectus will be sent to the holders of common stock of CoreCard. INVESTORS AND SHAREHOLDERS OF CORECARD AND EURONET ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND ANY OTHER DOCUMENTS FILED OR TO BE FILED WITH THE SEC IN CONNECTION WITH THE TRANSACTION WHEN THEY BECOME AVAILABLE, AS THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT EURONET, CORECARD, THE TRANSACTION AND RELATED MATTERS. The registration statement and proxy statement/prospectus and other documents filed by Euronet or CoreCard with the SEC, when filed, will be available free of charge at the SEC’s website at www.sec.gov. Alternatively, investors and stockholders may obtain free copies of documents that are filed or will be filed with the SEC by Euronet, including the registration statement and the proxy statement/prospectus, on Euronet’s website at https://ir.euronetworldwide.com/for-investors, and may obtain free copies of documents that are filed or will be filed with the SEC by CoreCard, including the proxy statement/prospectus, on CoreCard’s website at https://investors.CoreCard.com/. The information included on, or accessible through, Euronet’s or CoreCard’s website is not incorporated by reference into this press release.

No Offer or Solicitation

This press release is not intended to and shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to appropriate registration or qualification under the securities laws of such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Participants in the Solicitation

Euronet and CoreCard and their respective directors, executive officers and other employees may be deemed to be participants in the solicitation of proxies from CoreCard’s shareholders in connection with the proposed Transaction. A description of participants’ direct or indirect interests, by security holdings or otherwise, will be included in the proxy statement/prospectus relating to the proposed Transaction when it is filed with the SEC. Information regarding Euronet’s directors and executive officers is contained in the definitive proxy statement, dated April 4, 2025, for its 2025 annual meeting of stockholders, and in Euronet’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024. Information regarding CoreCard’s directors and executive officers is contained in CoreCard’s definitive proxy statement, dated April 14, 2025, for its 2025 annual meeting of shareholders, and CoreCard’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024. Additional information regarding ownership of Euronet’s securities by its directors and executive officers, and of ownership of CoreCard’s securities by its directors and executive officers, is included in each such person’s SEC filings on Forms 3 and 4. These documents and the other SEC filings described in this paragraph may be obtained free of charge as described above under the heading “Important Information for Investors and Stockholders.”

EURONET WORLDWIDE, INC.
Condensed Consolidated Balance Sheets
(in millions)
	As of
	June 30,	As of
	2025	December 31,
	(unaudited)	2024
ASSETS
Current assets:
Cash and cash equivalents	$1,329.3	$1,278.8
ATM cash	937.4	643.8
Restricted cash	40.3	9.2
Settlement assets	1,547.1	1,522.7
Trade accounts receivable, net	328.4	284.9
Prepaid expenses and other current assets	353.8	297.1
Total current assets	4,536.3	4,036.5

Property and equipment, net	365.0	329.7
Right of use lease asset, net	152.5	132.1
Goodwill and acquired intangible assets, net	1,160.4	1,048.1
Other assets, net	340.7	288.1
Total assets	$6,554.9	$5,834.5

LIABILITIES AND EQUITY
Current liabilities:
Settlement obligations	$1,547.1	$1,522.7
Accounts payable and other current liabilities	898.3	842.3
Current portion of operating lease obligations	55.0	48.3
Short-term debt obligations	1,434.8	812.7
Total current liabilities	3,935.2	3,226.0

Debt obligations, net of current portion	1,002.3	1,134.4
Operating lease obligations, net of current portion	100.8	87.4
Capital lease obligations, net of current portion	1.0	1.4
Deferred income taxes	64.4	71.8
Other long-term liabilities	87.8	84.3
Total liabilities	5,191.5	4,605.3
Total equity	1,363.4	1,229.2
Total liabilities and equity	$6,554.9	$5,834.5

EURONET WORLDWIDE, INC.
Consolidated Statements of Operations
(unaudited - in millions, except share and per share data)
	Three Months Ended
	June 30,
	2025	2024
Revenues	$1,074.3	$986.2

Operating expenses:
Direct operating costs, exclusive of depreciation	620.6	580.8
Salaries and benefits	173.5	158.0
Selling, general and administrative	87.8	79.4
Depreciation and amortization	33.8	33.7
Total operating expenses	915.7	851.9
Operating income	158.6	134.3

Other income (expense):
Interest income	6.2	5.9
Interest expense	(28.2)	(20.1)
Foreign currency exchange loss, net	(5.7)	1.5
Other income	0.4	0.8
Total other expense, net	(27.3)	(11.9)
Income before income taxes	131.3	122.4

Income tax expense	(33.6)	(39.2)

Net income	97.7	83.2
Net loss attributable to noncontrolling interests	(0.1)	(0.1)
Net income attributable to Euronet Worldwide, Inc.	$97.6	$83.1
Add: Interest expense from assumed conversion of convertible notes, net of tax	0.1	1.0
Net income for diluted earnings per share calculation	$97.7	$84.1
Earnings per share attributable to Euronet
Worldwide, Inc. stockholders - diluted	$2.27	$1.73

Diluted weighted average shares outstanding	42,954,631	48,700,270

EURONET WORLDWIDE, INC.
Reconciliation of Net Income to Operating Income (Expense) to Operating Income (Expense) and Adjusted EBITDA
(unaudited - in millions)

.

	Three months ended June 30, 2025
	EFT Processing	epay	Money Transfer	Corporate Services	Consolidated
Net income					$97.7

Add: Income tax expense					33.6
Add: Total other expense, net					27.3

Operating income (expense)	$84.6	$31.1	$65.6	$(22.7)	$158.6
Add: Depreciation and amortization	26.0	1.7	6.0	0.1	33.8
Add: Share-based compensation	—	—	—	13.8	13.8
Earnings before interest, taxes, depreciation, amortization, share-based compensation (Adjusted EBITDA)	$110.6	$32.8	$71.6	$(8.8)	$206.2

.

	Three months ended June 30, 2024
	EFT Processing	epay	Money Transfer	Corporate Services	Consolidated
Net income					$83.2

Add: Income tax expense					39.2
Add: Total other expense, net					11.9

Operating income (expense)	$79.9	$26.2	$47.3	$(19.1)	$134.3
Add: Depreciation and amortization	25.1	1.8	6.7	0.1	33.7
Add: Share-based compensation	—	—	—	10.2	10.2
Earnings before interest, taxes, depreciation, amortization, share-based compensation (Adjusted EBITDA) (1)	$105.0	$28.0	$54.0	$(8.8)	$178.2

.

(1) Adjusted EBITDA is a non-GAAP measure that should be considered in addition to, and not a substitute for, net income computed in accordance with U.S. GAAP.

EURONET WORLDWIDE, INC.
Reconciliation of Adjusted Earnings per Share
(unaudited - in millions, except share and per share data)
	Three Months Ended
	June 30,
	2025	2024
Net income attributable to Euronet Worldwide, Inc.	$97.6	$83.1

Foreign currency exchange loss (gain)	5.7	(1.5)
Intangible asset amortization (1)	4.7	6.5
Share-based compensation (2)	13.8	10.2
Income tax effect of above adjustments (3)	(13.7)	4.3
Non-cash investment gain (4)	(0.4)	—
Non-cash GAAP tax expense (5)	3.0	1.9

Adjusted earnings (6)	$110.7	$104.5

Adjusted earnings per share - diluted (6)	$2.56	$2.25

Diluted weighted average shares outstanding (GAAP)	42,954,631	48,700,270
Effect of adjusted EPS dilution of convertible notes	(176,123)	(2,781,818)
Effect of unrecognized share-based compensation on diluted shares outstanding	406,912	420,305
Adjusted diluted weighted average shares outstanding	43,185,420	46,338,757

(1) Intangible asset amortization of $4.7 million and $6.5 million are included in depreciation and amortization expense of $33.8 million and $33.7 million for both the three months ended June 30, 2025 and June 30, 2024, in the consolidated statements of operations.

(2) Share-based compensation of $13.8 million and $10.2 million are included in salaries and benefits expense of $173.5 million and $158.0 million for the three months ended June 30, 2025 and June 30, 2024, respectively, in the consolidated statements of operations.

(3) Adjustment is the aggregate U.S. GAAP income tax effect on the preceding adjustments determined by applying the applicable statutory U.S. federal, state and/or foreign income tax rates.

(4) Non-cash investment gain of $0.4 million is included in other income in the consolidated statement of operations.

(5) Adjustment is the non-cash GAAP tax impact recognized on certain items such as the utilization of certain material net deferred tax assets and amortization of indefinite-lived intangible assets.

(6) Adjusted earnings and adjusted earnings per share are non-GAAP measures that should be considered in addition to, and not as a substitute for, net income and earnings per share computed in accordance with U.S. GAAP.